UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2014

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Limited Liability Company Agreement of OCI Wyoming LLC

On June 30, 2014, OCI Resources LP (“the Partnership”) and NRP Trona LLC, a wholly-owned subsidiary of Natural Resource Partners, L.P. (“NRP Trona,” and together with the Partnership, the “Members”), entered into the Limited Liability Company Agreement of OCI Wyoming LLC (the “LLC Agreement”) in connection with the conversion of OCI Wyoming, L.P. from a Delaware limited partnership to a Delaware limited liability company named OCI Wyoming LLC (“OCI Wyoming”).  The LLC Agreement provides OCI Wyoming will be managed by a seven-member board of managers (the “Board”), with four representatives of the Board being appointed by the Partnership and three representatives being appointed by NRP Trona.

OCI Wyoming is required to distribute available cash on a quarterly basis to its Members in accordance with the provisions of the LLC Agreement. The LLC Agreement does not limit the Member's rights to compete with OCI Wyoming, nor does it limit OCI Wyoming's ability to compete with its Members. Each of the Partnership and NRP Trona has the preemptive right to subscribe pro rata, in proportion to their respective percentage interest in OCI Wyoming, for any additional interest in OCI Wyoming. The conditions of such subscription are determined by the Board. Unless certain conditions in the LLC Agreement are met, the Partnership cannot transfer any of its interests in OCI Wyoming.

The foregoing description of the LLC Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of OCI Resource Partners LLC (the “Company”), the general partner of OCI Resources LP (the “Partnership”) previously adopted the OCI Resource Partners LLC 2013 Long-Term Incentive Plan (the “LTIP”). The LTIP is maintained to, among other things, attract, retain and motivate certain employees and directors of the Company. On June 30, 2014, the Board approved a form of restricted unit award agreement that will be used to grant time-based restricted unit awards (“Restricted Units”) pursuant to the LTIP (a “RU Award Agreement”). Under a RU Award Agreement, award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units, except cash distributions paid by the Partnership with respect to a Restricted Unit will be credited to a separate account for such Restricted Unit (“restricted cash distributions”) and, subject to any tax withholding considerations, will be paid to the recipient at the time such Restricted Unit vests. The RU Award Agreement provides that the Restricted Units and restricted cash distributions are subject to restrictions on transferability and a substantial risk of forfeiture. If an award recipient’s service with the Partnership Entities (as defined in the RU Award Agreement) or membership on the Board, as applicable, is terminated prior to full vesting of the Restricted Units, then the award recipient will forfeit all unvested Restricted Units and restricted cash distributions to the Company, except that upon a change of control (as defined in the LTIP) or termination of the Participant due to death or disability, all unvested Restricted Units and restricted cash distributions will become immediately vested in full. The foregoing description of the form of RU Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RU Award Agreement that is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In addition, the Board has approved a grant, effective as of July 1, 2014, of 9,118 Restricted Units and 3,184 Restricted Units to Kirk H. Milling, Chief Executive Officer of the General Partner, and Nicole C. Daniel, Vice President, General Counsel and Secretary of the General Partner, respectively, pursuant to the LTIP and corresponding RU Award Agreements. The Restricted Units granted to these award recipients vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of September 13, 2014, September 13, 2015 and September 13, 2016, so that the Restricted Units (and any related restricted cash distributions) will be 100% vested on September 13, 2016, so long as the award recipient remains continuously employed by the Partnership Entities (as defined in the RU Award Agreement) from the date of grant through each applicable vesting date.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Limited Liability Company Agreement of OCI Wyoming LLC, dated as of June 30, 2014
10.2	Form of Restricted Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	OCI RESOURCES LP

	By:	OCI Resource Partners LLC,
its General Partner

	By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Limited Liability Company Agreement of OCI Wyoming LLC, dated as of June 30, 2014
10.2	Form of Restricted Unit Award Agreement